Exhibit 99.1

FOR IMMEDIATE RELEASE

M/I Homes Reports
Fourth Quarter and Year-End Results

Columbus, Ohio (February 7, 2008) - M/I Homes, Inc. (NYSE:MHO) announced results for its fourth quarter and year ended December 31, 2007.

For the quarter, the Company reported a net loss of $68.5 million compared to a net loss of $11.0 million in 2006.  Included in the quarter are pre-tax charges totaling $112.3 million ($4.90 per share), which includes land-related impairment and abandonment charges of $104.9 million, joint venture investment write-offs of $4.3 million and $3.1 million of severance costs.  By comparison, the fourth quarter of 2006 included $73.1 million ($3.26 per share) of similar charges.  For the year, the Company reported a net loss before preferred dividends of $128.1 million ($135.4 million after preferred dividends or $9.69 per share) compared to net income of $38.9 million in 2006.  Included in the year ended December 31, 2007 are pre-tax charges totaling $221.5 million ($9.74 per common share) which includes land-related impairment and abandonment charges of $197.8 million, joint venture investment write-offs of $13.1 million, $5.2 million for the write-off of intangibles and $5.4 million of severance costs.  2006’s fiscal year included $85.8 million ($3.81 per share) of similar charges.  The Company’s net loss for the fourth quarter of 2007 and the year then ended includes a net loss from discontinued operations of $26.1 million ($1.86 per share) and $35.6 million ($2.55 per share), respectively, as a result of the Company’s previously announced decision to exit the West Palm Beach market.  The information presented in the tables of this press release reflect the West Palm Beach results as discontinued operations and the previous year has been restated to be consistent with the current year presentation.

New contracts of 2,513 for the twelve months ended December 31, 2007 were 11% below 2006’s 2,825.  New contracts for 2007’s fourth quarter were 322 compared to 353 in 2006.  Homes delivered for the twelve months ended December 31, 2007 were 3,288 compared to 2006’s deliveries of 4,109.  The sales value of homes in backlog at December 31, 2007 was $233 million, with backlog units of 748 and an average sales price of $312,000.  The backlog of homes at December 31, 2006 had a sales value of $533 million, with backlog units of 1,523 and an average sales price of $350,000.  Homes delivered in 2007’s fourth quarter were 1,042, decreasing 24% from 2006’s 1,363.  M/I Homes had 146 active communities at December 31, 2007 compared to 163 at December 31, 2006 and 159 at the end of 2007’s third quarter.

Robert H. Schottenstein, Chief Executive Officer and President, commented, “Though 2007 was a difficult year for our industry, we made significant strides in improving our financial condition and strengthening our balance sheet.  We generated over $200 million of cash from operations and successfully reduced our homebuilding bank borrowings from $410 million at the beginning of 2007 to $115 million at year end.  We improved our capital structure with the issuance of $100 million of preferred stock during the first quarter of 2007 and reduced our net debt to capital ratio from 44% to 33%.  We also took dramatic steps to reduce our expense levels and were pleased to reduce our owned lot count by 30% during the year.  We were also pleased to report that we were profitable during every quarter of 2007 before the impairment and other charges noted above.”

Mr. Schottenstein, continued, “As we begin 2008, market conditions are challenging and are likely to remain so throughout the year.  We will continue to employ a predominantly defensive operating strategy as we strive to further reduce our expense levels and strengthen our balance sheet.  In that regard, we are projecting that our homebuilding bank debt will be reduced to zero by the end of 2008.  With net worth in excess of $580 million and minimal off balance sheet exposure, we believe M/I is well positioned to manage through the current cycle. In the meantime, we will remain focused on the key operational aspects of our business – premier locations, building quality homes and taking care of our customers.”

The Company will broadcast live its earnings conference call today at 4:00 p.m. EST.  To hear the call, log on to the M/I Homes’ website at mihomes.com, click on the “Investors” section of the site, and select “Listen to the Conference Call.”  The call, along with any applicable reconciliation of non-GAAP financial measures, will continue to be available on our website through February 2009.

M/I Homes, Inc. is one of the nation’s leading builders of single-family homes, having delivered over 71,000 homes.  The Company’s homes are marketed and sold under the trade names M/I Homes and Showcase Homes.  The Company has homebuilding operations in Columbusand Cincinnati, Ohio; Chicago, Illinois; Indianapolis, Indiana; Tampaand Orlando, Florida; Charlotteand Raleigh, North Carolina, and the Virginiaand Marylandsuburbs of Washington, D.C.

Certain statements in this Press Release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements.  These statements involve a number of risks and uncertainties.  Any forward-looking statements that we make herein and in future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities and various governmental rules and regulations as more fully discussed in the Risk Factors section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.  All forward-looking statements made in this Press Release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this Press Release will increase with the passage of time.  The Company undertakes no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

Contact M/I Homes, Inc.
Phillip G. Creek, Senior Vice President and Chief Financial Officer, (614) 418-8011
Ann Marie W. Hunker, Vice President and Corporate Controller, (614) 418-8225
investorrelations@mihomes.com

M/I Homes, Inc. and Subsidiaries
Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

Revenue:	$340,460	$442,9792	$1,016,460	$1,274,145

Net income:
(Loss) income from continuing operations	$(42,315)	$(13,716)	$(92,480)	$29,297
(Loss) income from discontinued operations	(26,145)	2,747	(35,646)	9,578
Net (loss) income	(68,460)	(10,969)	(128,126)	38,875
Preferred share dividend	2,438	-	7,313	-
Net (loss) income to common shareholders	$(70,898)	$(10,969)	$(135,439)	$38,875

(Loss) earnings per share to common shareholders
shareholders:
Basic:
Continuing operations	$(3.20)	$(0.99)	$(7.14)	$2.10
Discontinued operations	(1.86)	0.20	(2.55)	0.68
Total	$(5.06)	$(0.79)	$(9.69)	$2.78

Diluted:
Continuing operations	$(3.20)	$(0.99)	$(7.14)	$2.07
Discontinued operations	(1.86)	0.20	(2.55)	0.67
Total	$(5.06)	$(0.79)	$(9.69)	$2.74

Weighted average shares outstanding:
Basic	14,000	13,906	13,977	13,970
Diluted	14,000	13,906	13,977	14,168

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

Revenue	$340,460	$442,979	$1,016,460	$1,274,145
Gross margin	(20,388)	35,833	35,487	247,719
General and administrative expense	22,642	27,354	93,049	98,289
Selling expense	22,324	26,554	77,971	88,317
Operating (loss) income	(65,354)	(18,075)	(135,533)	61,113
Interest expense	3,917	5,017	15,343	15,807
(Loss) income from continuing operations
before income taxes	(69,271)	(23,092)	(150,876)	45,306
(Benefit) provision for income taxes	(26,956)	(9,376)	(58,396)	16,009
(Loss) income from continuing operations,
net of income taxes	(42,315)	(13,716)	(92,480)	29,297
(Loss) income from discontinued operations,
net of income taxes	(26,145)	2,747	(35,646)	9,578
Net (loss) income	(68,460)	(10,969)	(128,126)	38,875
Preferred share dividends	2,438	-	7,313	-
Net (loss) income to common shareholders	$(70,898)	$(10,969)	$(135,439)	$38,875

Revenue:
Housing revenue	$293,235	$407,246	$939,492	$1,201,334
Land revenue	42,764	30,636	58,330	48,879
Other	355	(2,778)	(424)	647
Total homebuilding revenue	336,354	435,104	997,398	1,250,860

Financial services revenue	4,106	7,875	19,062	27,125
Eliminations	-	-	-	(3,840)
Total revenue	$340,460	$442,979	$1,016,460	$1,274,145

Land, Lot and Investment in
Unconsolidated Subsidiaries
Impairment by Region:
Midwest	$785	$19,387	$8,127	$21,307
Florida	44,461	4,619	86,430	4,619
Mid-Atlantic	19,465	41,274	53,820	41,274
Continuing operations	$64,711	$65,280	$148,377	$67,200
Discontinued operations	43,042	4,550	58,915	4,550
Consolidated Total	$107,753	$69,830	$207,292	$71,750

Abandonments by Region:
Midwest	$385	$1,737	$676	$3,713
Florida	12	1,136	1,840	2,630
Mid-Atlantic	1,050	122	1,096	632
Continuing operations	$1,447	$2,995	$3,612	$6,975
Discontinued operations	-	41	-	41
Consolidated Total	$1,447	$3,036	$3,612	$7,016

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

EBITDA (1)	$13,485	$68,617	$54,831	$176,498
Interest incurred - net of fee amortization	$8,167	$12,806	$35,093	$45,204
Interest amortized to cost of sales	$9,787	$6,809	$20,836	$12,971
Depreciation and amortization	$2,221	$2,117	$8,527	$6,926
Non-cash charges	$109,794	$73,552	$219,127	$81,823

Cash provided by (used in) operating activitiesoperating activities	$128,489	$77,997	$202,211	$(104,012)
Cash used in investing activities	$(4,869)	$(4,614)	$(13,861)	$(21,758)
Cash (used in) provided by financing activitiesfinancing activities	$(124,599)	$(64,580)	$(198,360)	$112,201

Financial services pre-tax income	$1,028	$4,693	$7,881	$15,410

(1) Earnings before interest, taxes, depreciation and amortization ("EBITDA") is defined, in accordance with our credit facility, as net income, plus interest expense (including interest amortized to land and housing costs), income taxes, depreciation, amortization and non-cash charges, minus interest income.

Units:

New contracts:
Continuing operations	293	381	2,452	2,800
Discontinued operations	29	(28)	61	25
Consolidated total	322	353	2,513	2,825
Homes delivered:
Continuing operations	984	1,275	3,173	3,901
Discontinued operations	58	88	115	208
Consolidated total	1,042	1,363	3,288	4,109

	December 31,
	2007	2006
Consolidated Backlog:
Units	748	1,523
Aggregate sales value (in millions)	$233	$533
Average sales price	$312	$350

	December 31,
	2007	2006
Balance Sheet and Operating Data:
Unrestricted cash/cash held in escrow	$22,745	$70,454
Homebuilding inventory
Lots, land and land development costs	$489,953	$709,565
Land held for sale	8,523	21,803
Homes under construction	264,912	329,750
Land purchase deposit	4,431	3,735
Other	29,510	27,886
Total homebuilding inventory	$797,329	$1,092,739

Total assets	$1,117,645	$1,477,079
Homebuilding debt	$320,615	$615,599
Shareholders’ equity	$581,345	$617,052
Book value per common share	$34.23	$44.33
Homebuilding net debt/capital ratio	33%	44%

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data

	Land Position Summary

	December 31, 2007			December 31, 2006

	Lots	Lots Under		Lots	Lots Under
	Owned	Contract	Total	Owned	Contract	Total

Midwest region	6,402	565	6,967	7,433	854	8,287

Florida region	5,304	540	5,844	8,436	1,034	9,470

Mid-Atlantic region	2,044	1,318	3,362	2,935	1,158	4,093

Continuing operations	13,750	2,423	16,173	18,804	3,046	21,850

Discontinued operations	-	-	-	582	-	582

Consolidated total	13,750	2,423	16,173	19,386	3,046	22,432